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Exhibit 10.115
                                TOLLING AGREEMENT


         This Tolling Agreement (this "Agreement") is made by and between Unison HealthCare Corporation, a Delaware corporation (the "Company"), and David A. Kremser ("Kremser") as of March 31, 1997.

                                    RECITALS

         A. Pursuant to the Agreement and Plan of Merger among the Company, Signature Health Care Corporation, Kremser and John D. Filkoski dated as of August 2, 1996, the Company issued shares of its common stock, par value $0.001, to Kremser in connection with which Kremser may have claims against the Company.

         B. The Company and Kremser have agreed that Kremser will provide services to the Company pursuant to the Services Agreement between the Company and Kremser dated as of March 31, 1997 (the "Services Agreement").

                                    AGREEMENT

         In consideration of the mutual covenants set forth in this Agreement and as an inducement for the parties to enter into the Services Agreement, the parties agree as follows:

         1. Definitions. As used in this Agreement, the following terms with initial capital letters will have the meanings set forth below.

                  1. "Tolling Period" means the period commencing upon the date of this Agreement and ending on the date Kremser ceases to serve on the board of directors of the Company and perform services for the Company, whether pursuant to the Services Agreement or otherwise.

                  2. "Statutes of Limitations Defense" means any defense or avoidance of any claim Kremser may have against the Company, whether individually or as a member of a class, based on the passage of time during the Tolling Period, including without limitation any defense or avoidance of any claim based upon any statute of limitation, any statute of repose or the doctrines of waiver or laches.

         2. Tolling.

                  1. The Company will not in any manner assert a Statute of Limitations Defense in connection with any claim Kremser may have against the Company. The Company further agrees that all applicable statutes of limitation and statutes of repose will be tolled

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during the Tolling Period.

                  2. Kremser will not file or initiate any legal action against the Company during the Tolling Period.


         3. Miscellaneous.

                  1. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same agreement.

                  2. Notices. All notices and other communications under this Agreement will be in writing and will be deemed to have been duly given when:
(a) personally delivered (including delivery by Federal Express or other nationally recognized overnight courier) or (b) sent by telecopy, receipt confirmed, as follows:

                  If to the Company, to:

                           Unison HealthCare Corporation
                           8800 North Gainey Center Drive, Suite 245
                           Scottsdale, Arizona 85258
                           Telecopy: (602) 481-6479

                  with a copy to:

                           Quarles & Brady
                           One East Camelback Road, Suite 400
                           Phoenix, Arizona 85012-1649
                           Telecopy: (602) 230-5598
                           Attn: Mark N. Rogers, Esq.

                  If to Kremser, to:

                           David A. Kremser
                           784 Yankee Creek Road
                           Evergreen, Colorado 80439
                           Telecopy: (303) 670-5307

                  with a copy to:

                           Sherman & Howard L.L.C.
                           633 Seventeenth Street, Suite 3000

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                           Denver, Colorado   80202
                           Telecopy: (303) 298-0940
                           Attn: Charles Y. Tanabe, Esq.


or to such other addresses and numbers as may be provided by the parties from time to time by notice.

                  3. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by each of the parties.

                  4. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings of the parties, oral or written, with respect to the subject matter of this Agreement.

                  5. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado without reference to conflicts of law provisions.

                  6. Headings. The headings contained in this Agreement are for convenience of reference only and will not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  7. Binding Effect; Successors. This Agreement may not be assigned by either party without the prior written consent of the other. Subject to the foregoing limitation, this Agreement will inure to the benefit of, and be binding upon, the parties and their respective heirs, legal representatives, successors and permitted assigns.

                  8. Waiver. The failure or delay of either party at any time to enforce any provision of this Agreement will not be deemed to be a waiver of any such provision or in any way to affect the validity of any provision of this Agreement or the right of either party thereafter to enforce any provision of this Agreement. No waiver of any breach of any provision of this Agreement will be effective unless in writing executed by the party against whom or which enforcement of such waiver is sought and no waiver of any such breach will be construed or deemed to be a waiver of any other or subsequent breach.

                  9. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Agreement to the extent necessary to make such provision enforceable against such person or in such circumstance. Neither the unenforceability of such provision nor the modification or

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severance of such provision will affect (i) the enforceability of any other provision of this Agreement or (ii) the enforceability of such provision against any person or in any circumstance other than those against or in which such provision is found to be unenforceable.

                  10. Authority. Kremser hereby represents and warrants to the Company that: (i) he has full power, authority and capacity to execute and deliver this Agreement, and to perform his obligations hereunder; and (ii) this Agreement is a valid and binding obligation of Kremser enforceable against Kremser in accordance with its terms. The Company hereby represents and warrants to Kremser that: (i) it has full power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder; (ii) the board of directors of the Company has approved the terms and conditions of and has authorized the execution of this Agreement; and (iii) this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.


         IN WITNESS WHEREOF, the parties have executed this Tolling Agreement as of the date first written above.


                                          UNISON HEALTHCARE CORPORATION


                                          By: /s/ Phillip R. Rollins
                                             ----------------------------------
                                          Name:Phillip R. Rollins
                                               --------------------------------
                                          Its:EVP/COO
                                              ---------------------------------

                                          /s/ David A. Kremser
                                          -------------------------------------
                                          David A. Kremser

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